Exhibit 15.3

CONSENT OF BEIJING DACHENG LAW OFFICES, LLP (Shanghai)

June 12, 2020

Mercurity Fintech Holding Inc.

Room 003, Floor 15, Building No.1 B
No. 38 Zhongguancun Avenue
Haidian District, Beijing 100086
People’s Republic of China

Ladies and Gentlemen,

We hereby consent to references to our name by Mercurity Fintech Holding Inc. under the headings “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—C. Organizational Structure” in the annual report on Form 20-F of Mercurity Fintech Holding Inc. for the year ended December 31, 2019 (the “Annual Report”), and further consent to the incorporation by reference into the Registration Statement on Form S-8 (No.333-206466). We also consent to the filing of this consent letter with the U.S. Securities and Exchange Commission as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

By: /s/ Kaijun Huang with seal of Beijing Dacheng Law Offices, LLP (Shanghai)
Beijing Dacheng Law Offices, LLP (Shanghai)